Exhibit 99.1

News Release

NYSE:MYE

Contacts:

Gregg Branning, Senior Vice President

& Chief Financial Officer (330) 761-6303

Monica Vinay, Vice President, Investor

Relations & Treasurer (330) 761-6212

Myers Industries Reports 2015 Fourth Quarter and Full Year Results

Full year 2015 adjusted earnings per share from continuing operations increased 8% to $0.57 driven by strong gross profit margin improvement

February 25, 2016, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE) today announced results for the fourth quarter and full year ended December 31, 2015.

Highlights – Fourth Quarter 2015

•	Adjusted income per diluted share from continuing operations was $0.06, compared to $0.08 (includes a $0.07 charge related to our Brazil business) for the fourth quarter of 2014

•	Net sales decreased 12.1% (or 9.2% excluding currency fluctuation) compared to the fourth quarter of 2014

•	Adjusted gross profit margin increased 560 basis points to 29.3% compared to the fourth quarter of 2014

•	Repurchased $11.4 million (or 773,593 shares) of common stock at an average price of $14.74 during the fourth quarter of 2015

•	Named R. David Banyard President and CEO effective December 7, 2015

•	During the fourth quarter of 2015, additional long-term compensation expense was incurred for retirement eligible employees, as defined by the Company’s executive long-term incentive plan, which resulted in a $0.02 reduction to earnings per share in the quarter

Highlights – Full Year 2015

•	Adjusted income per diluted share from continuing operations increased by 8% to $0.57, compared to $0.53 in 2014

•	Net sales decreased 3.5% (or 0.6% excluding currency fluctuation)

•	Adjusted gross profit margin increased 350 basis points to 29.9%

•	Free cash flow (cash flow provided by continuing operations less capital expenditures) was $25.6 million

•	Returned $46.7 million of cash to shareholders through repurchases of common stock and dividends in 2015

President and Chief Executive Officer Dave Banyard commented, “Fourth quarter results fell short of expectations. Several of our key segments, including food, auto aftermarket and regionally our Brazil business, did not perform as we had anticipated. Part of the shortfall was due to end market weakness and some was attributable to slower-than-planned execution of commercial growth initiatives. In spite of these challenges, our team did a commendable job of controlling costs and price to offset some of the impact of the revenue decline.”

Mr. Banyard further commented, “For the full year, we increased adjusted income per diluted share by 8% despite the year-over-year reduction in sales. As we have highlighted throughout the year, declines in our key agriculture market and economic challenges in Brazil had a large impact on our business. Our team’s operational execution combined with lower input costs resulted in higher gross profit margins, which was a key contributor to our earnings performance.”

Summary

	Quarter Ended December 31,			Year Ended December 31,
	2015	2014	% Increase (Decrease)	2015	2014	% Increase (Decrease)
	(Dollars in thousands, except per share data)
Net sales	$139,194	$158,271	(12.1)%	$601,538	$623,649	(3.5)%
Gross profit	$40,254	$36,715	9.6%	$178,278	$161,279	10.5%
Gross profit margin	28.9%	23.2%		29.6%	25.9%
Income (loss) from continuing operations before income taxes	$(276)	$2,480	—	$21,862	$14,083	55.2%
Income (loss) from continuing operations:
Income (loss)	$(125)	$1,489	—	$14,053	$8,961	56.8%
Income per diluted share	$—	$0.05	—	$0.45	$0.27	66.7%

Gross profit as adjusted(1)	$40,817	$37,514	8.8%	$179,898	$164,722	9.2%
Gross profit margin as adjusted(1)	29.3%	23.7%		29.9%	26.4%
Income from continuing operations before income taxes as adjusted(1)	$2,630	$3,511	(25.1)%	$27,474	$26,203	4.9%
Income from continuing operations as adjusted(1):
Income	$1,691	$2,405	(29.7)%	$17,666	$17,294	2.1%
Income per diluted share	$0.06	$0.08	(25.0)%	$0.57	$0.53	7.5%

(1)	Details regarding the adjusted charges are provided on the Reconciliations of Non-GAAP Financial Measures included in this release.

Segment Results

The results below are as adjusted and exclude restructuring and other unusual pre-tax charges as detailed on the Reconciliation of Non-GAAP Financial Measures included in this release.

Net sales in the Material Handling Segment for the fourth quarter of 2015 were down 15% (10% excluding currency fluctuation) vs. the fourth quarter of 2014. Material Handling’s adjusted income before taxes was $9.6 million for the fourth quarter of 2015 compared to $9.0 million for the fourth quarter of 2014 (2014 included $2.5 million of charges related to the Brazil business). The Material Handling Segment’s net sales for the full year of 2015 were down 4% (flat excluding currency fluctuation) vs. the full year of 2014. The flat sales were the result of weakness in the Agriculture market and the Brazilian beverage market, offset by incremental sales of $52.8 million from the Scepter acquisition which was completed in July 2014. Material Handling’s adjusted income before taxes was $50.1 million for the full year of 2015 compared to $42.3 million for the full year of 2014 (2014 included $2.5 million of charges related to the Brazil business).

Net sales in the Distribution Segment for the fourth quarter of 2015 were down 5% vs. the fourth quarter of 2014. Distribution’s adjusted income before taxes was $2.9 million for the fourth quarter of 2015 compared to $3.3 million for the fourth quarter of 2014. The Distribution Segment’s net sales for the full year of 2015 were down 2% vs. the full year of 2014. The decline was the result of market softness, the impact of a strong dollar on export sales, and the closure of the Canadian branches in 2014. Distribution’s adjusted income before taxes was $16.6 million for the full year of 2015 compared to $17.0 million for the full year of 2014.

2016 Outlook

The Company anticipates that total revenue will be flat to down low-single digits on a constant currency basis in fiscal year 2016 as the impacts of softer demand conditions persist across many of its end markets.

Mr. Banyard concluded, “After my first 80 days at Myers, I am optimistic that we have the building blocks to drive long term shareholder value. While certain of our end markets remain soft in the near term, the Company is demonstrating an encouraging ability to generate cash flow in this choppy environment. We have a portfolio of great brands and products that provide tangible value to our customers, and we are focused on making improvements to how we analyze our end markets and understand customer needs. I look forward to communicating our progress to shareholders as we make these improvements.”

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Thursday, February 25, 2016 at 10:00 a.m. ET. The call is anticipated to last approximately one hour and may be accessed at (877) 407-8033. Callers are asked to sign on at least five minutes in advance. A live and archived webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived telephone replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 877-660-6853 or (Int’l) 201-612-7415. The replay passcode is Conference ID #13630286.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; the Company’s ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at http://www.sec.gov, and on the Company’s Investor Relations section of its website at http://www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share data)

	For the Quarter Ended		For the Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net sales	$139,194	$158,271	$601,538	$623,649
Cost of sales	98,940	121,556	423,260	462,370

Gross profit	40,254	36,715	178,278	161,279
Selling, general and administrative expenses	38,430	31,588	147,417	138,661

Operating income	1,824	5,127	30,861	22,618
Interest expense, net	2,100	2,647	8,999	8,535

Income (loss) from continuing operations before income taxes	(276)	2,480	21,862	14,083
Income tax expense (benefit)	(151)	991	7,809	5,122

Income (loss) from continuing operations	$(125)	$1,489	$14,053	$8,961
Income (loss) from discontinued operations, net of income taxes	$305	$(13,856)	$3,118	$(17,642)

Net income (loss)	$180	$(12,367)	$17,171	$(8,681)

Income per common share from continuing operations:
Basic	$(0.00)	$0.05	$0.46	$0.28
Diluted	$(0.00)	$0.05	$0.45	$0.27
Income (loss) per common share from discontinued operations:
Basic	$0.01	$(0.44)	$0.10	$(0.55)
Diluted	$0.01	$(0.44)	$0.10	$(0.54)
Net income (loss) per common share:
Basic	$0.01	$(0.39)	$0.56	$(0.27)
Diluted	$0.01	$(0.39)	$0.55	$(0.27)
Weighted average common shares outstanding:
Basic	29,856,894	31,366,016	30,616,485	32,232,965
Diluted	29,856,894	31,733,955	30,943,693	32,704,012

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

CONDENSED CONSOLIDATED GROSS PROFIT (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended		For the Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Gross profit as reported	$40,254	$36,715	$178,278	$161,279
Restructuring expenses and other adjustments in cost of sales
Material Handling segment	563	799	1,620	3,261
Distribution segment	—	—	—	182

Gross profit as adjusted	$40,817	$37,514	$179,898	$164,722

Note on Reconciliation of Income and Earnings Data: Gross profit excluding the items above in the text of this release and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the unaudited Condensed Consolidated Statements of Operations. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that gross profit excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company’s operating profitability. Management uses gross profit excluding these items as well as other financial measures in connection with its decision-making activities. Gross profit excluding these items should not be considered in isolation or as a substitute for gross profit prepared in accordance with GAAP. The Company’s method for calculating gross profit excluding these items may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended December 31,			Year Ended December 31,
	2015	2014	% Change	2015	2014	% Change
Net Sales
Material Handling	$93,496	$110,054	(15.0)%	$414,030	$432,054	(4.2)%
Distribution	45,728	48,293	(5.3)%	187,637	191,873	(2.2)%
Inter-company Sales	(30)	(76)	—	(129)	(278)	—

Total	$139,194	$158,271	(12.1)%	$601,538	$623,649	(3.5)%

Income (loss) from Continuing
Operations Before Income Taxes
Material Handling	$8,140	$8,024	1.4%	$49,762	$31,903	56.0%
Distribution	2,557	3,308	(22.7)%	16,114	16,024	0.6%
Corporate	(10,973)	(8,852)	—	(44,014)	(33,844)	—

Total	$(276)	$2,480	(111.1)%	$21,862	$14,083	55.2%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME (LOSS) BEFORE TAXES BY SEGMENT (UNAUDITED)

(Dollars in millions, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Material Handling
Income from continuing operations before income taxes as reported	$8.1	$8.0	$49.8	$31.9
Patent infringement lawsuit	—	0.2	(3.0)	3.3
Transaction costs - Scepter acquisition	—	—	—	2.9
Inventory step-up - Scepter acquisition	—	—	—	2.3
Restructuring expenses and other adjustments	1.5	0.8	3.3	2.0

Income from continuing operations before income taxes as adjusted	9.6	9.0	50.1	42.3

Distribution
Income from continuing operations before income taxes as reported	2.6	3.3	16.1	16.0
Restructuring expenses and other adjustments	0.3	—	0.5	1.0

Income from continuing operations before income taxes as adjusted	2.9	3.3	16.6	17.0

Corporate and Interest Expense
Corporate and interest expense as reported	(11.0)	(8.9)	(44.0)	(33.8)
Environmental reserve	0.2	—	1.5	—
Transaction costs, professional and legal fees and other adjustments	0.9	—	3.3	0.7

Corporate and interest expense as adjusted	(9.9)	(8.9)	(39.2)	(33.1)

Continuing Operations
Income from continuing operations before income taxes as reported	(0.3)	2.5	21.9	14.1
Total of all adjustments above	2.9	1.0	5.6	12.1

Income from continuing operations before income taxes as adjusted	2.6	3.5	27.5	26.2
Income taxes*	(0.9)	(1.1)	(9.8)	(8.9)

Income from continuing operations as adjusted	$1.7	$2.4	$17.7	$17.3

Adjusted earnings per diluted share from continuing operations	$0.06	$0.08	$0.57	$0.53

*	Income taxes are calculated using the normalized effective tax rate for each year. Using the year-end 2015 effective tax rate, adjusted earnings per diluted share from continuing operations would have been $0.12, $0.30 and $0.09 for the first, second and third quarters of 2015 respectively.

Note on Reconciliation of Income and Earnings Data: Income from continuing operations as adjusted and adjusted earnings per diluted share from continuing operations are non-GAAP financial measures that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the unaudited Consolidated Financial Statements. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company’s operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or other consolidated income data prepared in accordance with GAAP. The Company’s method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	December 31, 2015	December 31, 2014
Assets
Current Assets
Cash	$7,344	$4,676
Accounts receivable, net	86,260	90,664
Inventories	54,738	63,338
Assets held for sale	—	117,775
Other	5,966	8,988

Total Current Assets	154,308	285,441
Other Assets	145,018	142,626
Property, Plant, & Equipment, Net	130,773	136,766

Total Assets	$430,099	$564,833

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$71,310	$77,320
Accrued expenses	46,594	49,372
Liabilities held for sale	—	27,122

Total Current Liabilities	117,904	153,814
Long-term debt, net	193,006	236,429
Other liabilities	12,354	13,738
Deferred income taxes	9,723	14,281
Total Shareholders’ Equity	97,112	146,571

Total Liabilities & Shareholders’ Equity	$430,099	$564,833

MYERS INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Year Ended December 31,
	2015	2014
Cash Flows from Operating Activities
Net income (loss)	$17,171	$(8,681)
Income (loss) from discontinued operations, net of income taxes	3,118	(17,642)

Income from continuing operations	$14,053	$8,961
Adjustments to reconcile income from continuing operations to net cash provided by (used for) operating activities
Depreciation	24,712	24,173
Amortization	10,267	6,999
Non-cash stock compensation	4,934	3,115
Deferred taxes	(1,665)	(2,665)
Tax benefit from options	(38)	(679)
Other	762	562
Payments on performance based compensation	(1,303)	(1,293)
Accrued interest income on note receivable	(1,060)	—
Other long-term liabilities	1,106	341
Cash flows provided by (used for) working capital
Accounts receivable	4,849	2,710
Inventories	5,271	2,377
Prepaid expenses and other assets	573	(966)
Accounts payable and accrued expenses	(13,107)	8,122

Net cash provided by (used for) operating activities - continuing operations	49,354	51,757
Net cash provided by (used for) operating activities - discontinued operations	(11,622)	(13,062)

Net cash provided by (used for) operating activities	37,732	38,695

Cash Flows from Investing Activities
Capital expenditures	(23,727)	(24,170)
Acquisition of business, net of cash acquired	—	(156,620)
Proceeds from sale of property, plant and equipment	1,261	566
Proceeds from sale of business	70,762	—

Net cash provided by (used for) investing activities - continuing operations	48,296	(180,224)
Net cash provided by (used for) investing activities - discontinued operations	(581)	11,626

Net cash provided by (used for) investing activities	47,715	(168,598)

Cash Flows from Financing Activities
Proceeds from long-term debt	—	89,000
Net (repayments) borrowing on credit facility	(37,110)	106,493
Cash dividends paid	(16,675)	(15,707)
Proceeds from issuance of common stock	2,924	2,926
Tax benefit from options	38	679
Repurchase of common stock	(30,023)	(54,897)
Shares withheld for employee taxes on equity awards	(975)	(1,083)
Deferred financing costs	—	(547)

Net cash provided by (used for) financing activities	(81,821)	126,864

Foreign exchange rate effect on cash	(958)	1,176

Net increase (decrease) in cash	2,668	(1,863)
Cash at January 1	4,676	6,539

Cash at December 31	$7,344	$4,676